UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

PITOOEY!, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-53991	20-4622782
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15685 N. Cave Creek Rd., Suite 101
Phoenix, AZ	85032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 999-6025

8965 S. Eastern Ave., Suite 260P
Las Vegas, Nevada
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

Pursuant to Regulation FD, the Registrant disseminated a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and which information is incorporated into this Item 7.01 by this reference, a summary of which follows herein.

The Registrant incorporated a wholly-owned subsidiary in the State of Nevada, named Rockstar Digital, Inc.  The formation is a strategic move to enhance the unique digital marketing services provided by the Registrant.

Rockstar Digital is a Los Angeles, California based boutique digital agency that helps build, manage and market mobile apps, websites, social media and digital campaigns. Rockstar’s target clients are lifestyle, entertainment, music, sports, non-profit, brands and startups, all with the same need: exponentially elevate their digital presence on a nationwide and/or global scale.

Rob Swope was appointed as President of Rockstar Digital, Inc. and the Chief Digital Officer (“CDO”) of the Registrant. Mr. Swope started out his career working as a sales and marketing professional for multiple Fortune 500 telecom and cable companies with the task of expanding the B2B and B2C footprint throughout specific US regions by hiring, training, and managing outside sales teams. Through those efforts, his teams generated over $15 million in combined annual revenue. He then shifted gears into the digital marketing world, working as a Communications Manager with Mobile Roadie, then a fledging startup and now one of the largest mobile app platforms in the world. Mr. Swope managed partnerships, marketing and clients relations on projects with Taylor Swift, the Miami Dolphins, CMJ Music Marathon and Mipcom, just to name a few.

ITEM 9.01  EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITOOEY!, INC.
(Registrant)

Signature	Title	Date

/s/ Jacob DiMartino	CEO	February 21, 2013
Jacob DiMartino

/s/ David Sonkin	President	February 21, 2013
David Sonkin

/s/ Patrick Deparini	Secretary	February 21, 2013
Patrick Deparini

/s/ Patrick Deparini	Chief Financial Officer	February 21, 2013
Patrick Deparini

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